UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2007

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hartford Plaza, Hartford, Connecticut		06115-1900
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Named Executive Officer Compensation

The Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers (together, the "named executive officers") of The Hartford Financial Services Group, Inc. (the "Company") receive (i) annual cash compensation in the form of base salaries and incentive compensation and (ii) long-term incentive awards in the form of stock options, performance shares, restricted stock and restricted stock units. For 2006, the Company’s named executive officers were Ramani Ayer, Chairman, President and Chief Executive Officer; Thomas M. Marra, Executive Vice President; David K. Zwiener, Executive Vice President; David M. Johnson, Executive Vice President and Chief Financial Officer; and Neal S. Wolin, Executive Vice President and General Counsel.

The Compensation and Personnel Committee (the "Committee") of the Company’s Board of Directors oversees and reviews the Company’s executive compensation policies and programs and approves the form and amount of compensation to be paid to executive officers. Each of the members of the Committee is independent of the Company and its management under the standards set forth in the Company’s Corporate Governance Guidelines and in accordance with the requirements of the listing standards of the New York Stock Exchange.

2006 Cash Incentive Award Criteria

The named executive officers participate in an annual incentive program under which a maximum annual incentive award for each named executive officer is determined by reference to an incentive pool of funds. The total incentive pool was equal to 1.0% of total adjusted Company core earnings for 2006 as defined by the Committee (the "Incentive Pool"). Relative to this Incentive Pool, the Committee determined that the maximum annual incentive award payable to each named executive officer was to be the least of: (1) the percentage of the Incentive Pool allocated to him identified below, (2) 300% of his base salary in effect at the end of 2006, or (3) $5 million. The percentage of the Incentive Pool allocated to Mr. Ayer was 30%. The percentage of the Incentive Pool allocated to each of Messrs. Marra and Zwiener was 20%. The percentage of the Incentive Pool allocated to each of Messrs. Johnson and Wolin was 15%. The actual annual incentive award granted to a participant is determined by the Committee, which retains negative discretion to reduce or eliminate (but not increase) an award to any named executive officer based on its evaluation of the named executive officer’s performance. In determining the actual award payable to each named executive officer, the Committee reviews business performance criteria such as adjusted core earnings and return on equity as well as individual performance against key strategic leadership objectives established at the beginning of the performance period. The Committee generally reviews and makes annual incentive compensation awards in February of each year.

2007 Cash Incentive Award Criteria

The Committee has determined that the Incentive Pool for 2007 will be 1.0% of total adjusted Company core earnings for 2007, as defined by the Committee. Relative to this Incentive Pool, the Committee determined that the maximum annual incentive award payable to each named executive officer will be the least of: (1) the percentage of the Incentive Pool allocated to him identified below, (2) 300% of his annual incentive target established by the Committee at the beginning of the performance period, or (3) $5 million. The percentage of the Incentive Pool allocated to the Chief Executive Officer will be 30%, 20% of the Incentive Pool will be allocated to each of the two highest paid executive officers other than the Chief Executive Officer, and 15% of the Incentive Pool will be allocated to each of the next two highest paid executive officers. The actual annual incentive award granted to a participant will be determined by the Committee, which will retain negative discretion to reduce or eliminate (but not increase) an award to any named executive officer based on its consideration of any extraordinary financial events which may occur during the year, as well as such objective or subjective individual or business performance criteria as the Committee may deem appropriate in assessing performance, and other relevant operating and strategic business results applicable to an individual participant.

Achievement of Performance Objectives for the January 1, 2004 – December 31, 2006 Performance Period

On February 18, 2004, the Committee determined to give executives of the Company the opportunity to earn shares of common stock of the Company contingent on the Company achieving one or more performance objectives over the January 1, 2004 – December 31, 2006 performance period established by the Committee ("2004 Performance Shares"). On February 21, 2007, based on the level of the Company’s performance relative to the pre-established performance objectives, the Committee determined to award a maximum payout amount to each participant. The Committee in its sole discretion has elected to pay such awards entirely in common stock of the Company. In accordance with the Company’s administrative procedures, portions of the awarded shares will be withheld to satisfy the statutory tax withholding obligations associated with the awards.

Information regarding the 2004 Performance Share payouts to each named executive officer is set forth on Exhibit 99.1 attached hereto and incorporated herein by reference.

Annual Cash Compensation and Long-Term Incentive Awards

Set forth on Exhibit 99.1 attached hereto and incorporated herein by reference is information for each named executive officer relating to: (i) the cash incentive award in respect of the year ended December 31, 2006, (ii) base salary information for 2007, and (iii) long-term incentive award determinations made by the Committee on February 21, 2007.

The Company intends to provide additional information regarding other compensation awarded to the named executive officers in respect of and during the year ended December 31, 2006 in the proxy statement for its 2007 Annual Meeting of Shareholders.

Non-employee Director Compensation

On February 21, 2007, the Board of Directors approved an increase in the annual retainer payable to the chairperson of the Board’s Compensation and Personnel Committee from $10,000 to $25,000. This increase is effective commencing on May 16, 2007, the date of the Company’s next annual meeting of shareholders. A summary of the Company’s non-employee director compensation for the 2007-2008 board year is set forth on Exhibit 99.2 attached hereto and is incorporated herein by reference.

The Company intends to provide additional information regarding other compensation awarded to the non-employee directors in respect of and during the year ended December 31, 2006 in the proxy statement for its 2007 Annual Meeting of Shareholders.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

99.1 Summary of Certain 2006-2007 Compensation for Named Executive Officers

99.2 Summary of 2007-2008 Compensation for Non-Employee Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

February 23, 2007	By:	Neal S. Wolin

Name: Neal S. Wolin
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Summary of Certain 2006-2007 Compensation for Named Executive Officers
99.2	Summary of 2007-2008 Compensation for Non-Employee Directors